Date: October 21, 2004
                                     Refer to: (317) 276-5795 - Terra Fox, Lilly
                                         (425) 415-2207 - Lacy Fitzpatrick, ICOS


                Lilly ICOS LLC Reports Third Quarter 2004 Cialis
                         Worldwide Sales of $154 Million
         - Third Quarter 2004 U.S. sales of Cialis exceed $70 million -


BOTHELL, Wash. and INDIANAPOLIS, Ind - October 21, 2004 - Lilly ICOS LLC (Lilly
ICOS) (NYSE: LLY and Nasdaq:ICOS) is releasing its financial results for the three and nine months ended September 30, 2004. Worldwide sales of Cialis(R) (tadalafil) in the third quarter of 2004 were $154.1 million, compared to $50.2 million in the third quarter of 2003.

Cialis Net Product Sales:
(in millions)
                                                  Three Months Ended                Nine Months Ended
                                                    September 30,                     September 30,
                                           --------------------------------- ---------------------------------
                                                 2004            2003              2004            2003
                                           --------------------------------- ---------------------------------
Lilly ICOS Territories:
     United States                                    $70.2            $ --            $153.8            $ --

     Europe1                                           43.5            26.1             125.1            64.6
     Canada and Mexico                                  9.3             2.3              24.1             2.3
                                           --------------------------------- ---------------------------------
        Total Lilly ICOS                              123.0            28.4             303.0            66.9
Lilly Territories                                      31.1            21.8              96.6            42.2
                                           --------------------------------- ---------------------------------
       Worldwide Total                               $154.1          $ 50.2            $399.6         $ 109.1
                                           ================================= =================================


--------

(1) Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

"We are delighted with the U.S. sales performance of Cialis in the third quarter of 2004," commented Paul N. Clark, ICOS Chairman and CEO. "In the U.S., Cialis has gained market share of total prescriptions of PDE5 inhibitors each month since it was launched, reaching 17.1% for September 2004.2 We are pleased that a Lilly ICOS analysis of IMS data shows that Cialis is the most widely prescribed PDE5 inhibitor when U.S. patients are switching from one product to another."

Clark added, "At this time, based on results to date, we expect worldwide 2004 sales of Cialis to be in the middle of the range of our guidance of $500 million to $600 million. Third quarter 2004 results reflect a combination of steady revenue growth, cost management and the timing of certain marketing and sales initiatives. While we expect costs to moderate further over time, Lilly ICOS does not expect further cost decreases in the fourth quarter of 2004."

In Canada, Mexico and across Europe, market share for Cialis also continues to increase. Among major markets in August 2004, wholesaler to pharmacy market share of Cialis ranged from 22% in the U.K. to 41% in France.3 Third quarter 2004 European sales were reduced slightly, on a consecutive quarterly basis, due to a temporary closure of a Lilly European distribution center due to a systems upgrade in July. That scheduled closure, which was announced to wholesalers in advance, accelerated some sales into the second quarter.


Financial Results

For the three months ended September 30, 2004, Lilly ICOS reported a net loss of $21.4 million, compared to a net loss of $33.9 million for the three months ended September 30, 2003.

Total Lilly ICOS revenue for the third quarter of 2004 was $129.2 million, compared to $32.8 million for the third quarter of 2003. Lilly ICOS revenue for the 2004 period includes $6.2 million in royalties on sales reported by Lilly, compared to $4.4 million in royalty revenue for the third quarter of 2003. The increase in Lilly ICOS revenue reflects the U.S. launch of Cialis in November 2003 as well as the global expansion of Cialis availability to approximately 100 countries today.

Cost of sales, including royalties payable by Lilly ICOS equal to 5% of its net product sales, increased $7.4 million from the third quarter of 2003, to $10.2 million in the third quarter of 2004. As a percent of net product sales, cost of sales was 8.3% in the third quarter of 2004, compared to 9.9% in the third quarter of 2003.

Selling, general and administrative expenses increased $74.1 million from the third quarter of 2003, to $123.2 million in the third quarter of 2004. This is primarily due to increased 2004 sales and marketing costs as Cialis was launched in August 2003 in Mexico and November 2003 in the United States and Canada.

(2) IMS National Prescription Audit Plus(TM), October 2004.
(3) IMS Health. IMS MIDAS, Copyright 2004.

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




Research and development expenses were $17.2 million in the third quarter of 2004, compared to $14.7 million in the third quarter of 2003.

For the nine months ended September 30, 2004, Lilly ICOS reported a net loss of $230.6 million, compared to a net loss of $117.1 million for the nine months ended September 30, 2003. The increase is primarily due to sales and marketing costs associated with the timing of launches of Cialis in the United States, Canada and Mexico.

About Lilly ICOS LLC

Lilly ICOS LLC, a 50/50 joint venture between ICOS Corporation and Eli Lilly and Company, is marketing Cialis for the treatment of erectile dysfunction in North America and Europe.

Eli Lilly and Company, a leading innovation-driven corporation, is developing a growing portfolio of first-in-class and best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Indiana, Lilly provides answers - through medicines and information - for some of the world's most urgent medical needs.

ICOS Corporation, a biotechnology company headquartered in Bothell, Washington, is dedicated to bringing innovative therapeutics to patients. ICOS is marketing its first product, Cialis, through Lilly ICOS LLC. ICOS is working to develop treatments for serious unmet medical conditions such as chronic obstructive pulmonary disease, benign prostatic hyperplasia, cancer and inflammatory diseases.

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the industry, management beliefs and certain assumptions made by the management of ICOS and Lilly. Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, competitive, governmental, technological, legal and other factors discussed in the two companies' respective filings with the Securities and Exchange Commission, which may affect the business and prospects of the two companies and Lilly ICOS. Results and the timing and outcome of events may differ materially from those expressed or implied by the forward-looking statements in this press release. More specifically, there can be no assurance that Cialis will achieve commercial success or that competing products will not pre-empt market opportunities that might exist for the product.

The forward-looking statements contained in this press release represent ICOS' and Lilly's judgment as of the date of this release. Neither ICOS nor Lilly undertake any obligation to update any forward-looking statements.

                        -Selected financial data follows-

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




                                 Lilly ICOS LLC
                 Condensed Consolidated Statements of Operations
                                 (in thousands)
                                   (unaudited)


                                                         Three Months Ended                     Nine Months Ended
                                                           September 30,                          September 30,
                                                   -------------------------------        -------------------------------
                                                         2004           2003                    2004           2003
                                                   -------------------------------        -------------------------------
Revenue:
     Product sales, net                                 $  123,020      $  28,449              $  303,037     $   66,917
     Royalties                                               6,210          4,352                  19,311          8,442
                                                   -------------------------------        -------------------------------
         Total revenue                                     129,230         32,801                 322,348         75,359
                                                   -------------------------------        -------------------------------
Expenses:
     Cost of sales                                          10,173          2,803                  25,728          6,577
     Selling, general and administrative                   123,222         49,145                 476,113        140,085
     Research and development                               17,203         14,735                  51,149         45,764
                                                   -------------------------------        -------------------------------
         Total expenses                                    150,598         66,683                 552,990        192,426
                                                   -------------------------------        -------------------------------
Net loss                                                $ (21,368)      $ (33,882)             $ (230,642)    $ (117,067)
                                                   ===============================        ===============================



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

                                 Lilly ICOS LLC
                          SUMMARIZED OPERATING RESULTS
                                 (in thousands)
                                   (unaudited)

                                               2004                                               2003
                             -----------------------------------------     ---------------------------------------------------
                                Q1         Q2          Q3       TOTAL         Q1         Q2        Q3         Q4        TOTAL
                            ---------- ---------   ---------  ---------    --------- ---------  ---------  ---------   --------
Revenue:
   Product sales, net:

    United States           $  32,807  $  50,768   $  70,226  $ 153,801   $    --    $    --    $    --     $  27,922  $  27,922
    Europe                     36,356     45,301      43,414    125,071      16,615     21,853     26,154      30,442     95,064
    Canada and Mexico           5,854      8,931       9,380     24,165        --         --        2,295       4,547      6,842
                            ---------  ---------   ---------  ---------   ---------  ---------  ---------   ---------  ---------
                               75,017    105,000     123,020    303,037      16,615     21,853     28,449      62,911    129,828
   Royalties                    6,652      6,449       6,210     19,311         975      3,115      4,352       6,263     14,705
                            ---------  ---------   ---------  ---------   ---------  ---------  ---------   ---------  ---------
      Total revenue            81,669    111,449     129,230    322,348      17,590     24,968     32,801      69,174    144,533
                            ---------  ---------   ---------  ---------   ---------  ---------  ---------   ---------  ---------
Expenses:
   Cost of sales                6,573      8,982      10,173     25,728       1,604      2,170      2,803       5,966     12,543
   Selling, general and
    administrative            195,053    157,838     123,222    476,113      42,396     48,544     49,145     103,025    243,110
   Research and development    18,827     15,119      17,203     51,149      16,685     14,344     14,735      17,858     63,622
                            ---------  ---------   ---------  ---------   ---------  ---------  ---------   ---------  ---------
      Total expenses          220,453    181,939     150,598    552,990      60,685     65,058     66,683     126,849    319,275
                            ---------  ---------   ---------  ---------   ---------  ---------  ---------   ---------  ---------
Net loss                    $(138,784) $ (70,490)  $ (21,368) $(230,642)  $ (43,095)  $(40,090)  $(33,882) $  (57,675) $(174,742)
                            ========== =========   =========  =========   =========  =========  =========   =========  =========


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